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                                                   UNITED STATES

                                        SECURITIES AND EXCHANGE COMMISSION

                                              WASHINGTON, D.C. 20549

                                                     FORM 8-K


                                                  CURRENT REPORT

                                      PURSUANT TO SECTION 13 OR 15(d) OF THE

                                        SECURITIES AND EXCHANGE ACT OF 1934

                         Date of Report (Date of earliest event reported): March 14, 2008

                                         PERKINS & MARIE CALLENDER'S INC.

                              (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



                     DELAWARE                               333-131004                      62-1254388
  (STATE OR OTHER JURISDICTION OF INCORPORATION)     (COMMISSION FILE NUMBER)   (IRS EMPLOYER IDENTIFICATION NO.)


                                           6075 POPLAR AVENUE, SUITE 800
                                           MEMPHIS, TENNESSEE 38119-4709

                                     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (800) 877-7375

                                                        N/A

                           (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

|_|   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

                  On March 14, 2008, Perkins & Marie Callender's Inc. (the "Company") entered into Waiver No.2 and Amendment No.1 (the "First Amendment") to the terms of the amended and restated credit agreement (the "Credit Agreement"), dated as of May 3, 2006, by and among the Company, its parent, Perkins & Marie Callender's Holding Inc., and certain of its subsidiaries as guarantors, the lenders party thereto, and Wachovia Bank, N.A., as administrative agent.

                  Pursuant to the First Amendment, and subject to the terms thereof the Lenders agreed to waive any defaults under the Credit Agreement arising from the failure of the Company to maintain the required leverage ratio for the fiscal quarter ended December 30, 2007. The First Amendment also:
(a) increased the effective interest rate of the term loan under the Credit Agreement to: (i) LIBOR rate plus 525 basis points or, to the extent elected by the Company (ii) base rate plus 425 basis points, and (b) increased the applicable interest rate for revolving credit loans under the Credit Agreement to: (i) LIBOR rate plus 425, 475 or 525 basis points depending upon the Company's consolidated leverage ratio or, to the extent elected by the Company
(ii) base rate plus 325, 375 or 425 basis points depending upon the Company's consolidated leverage ratio.

                  The First Amendment also reset the financial covenants under the Credit Agreement, increasing the permitted consolidated leverage ratio decreasing the required fixed charge coverage ratio and decreasing the allowable annual capital expenditures of the Company and its subsidiaries.

                  The First Amendment also amends a number of negative covenants, including, without limitation, (i) lowering the amount of permitted indebtedness that the Company may incur and (ii) placing additional conditions and restrictions upon the payment by the Company of restricted payments, which include dividends and distributions and the payment of the management fees. Additionally, the amendment establishes a mandatory cash sweep, whereby the Company is required, to the extent its unrestricted cash and cash equivalents exceeds $7,000,000 over a stipulated period of time, to prepay the outstanding revolving credit loans by such excess.

                  The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the First Amendment filed as an exhibit to this current report.

ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

The following exhibit is furnished herewith:


Exhibit 10.1    Waiver No.2 and Amendment No.1, dated as of March 14, 2008, to the Amended and Restated Credit Agreement, by and among Perkins & Marie Callender's Inc., Perkins & Marie Callender's Holding Inc., the Guarantors identified therein, the Lenders identified therein and Wachovia Bank, N.A., as administrative agent


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                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                          PERKINS & MARIE CALLENDER'S INC.

Date:  March 17, 2008                     By: /s/ Joseph Trungale
                                              ----------------------------------
                                              Joseph Trungale
                                              Chief Executive Officer


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                                  EXHIBIT INDEX

Exhibit
Number      Description
--------    --------------------------------------------------------------------

10.1 Waiver No.2 and Amendment No.1, dated as of March 14, 2008, to the Amended and Restated Credit Agreement, by and among Perkins & Marie Callender's Inc., Perkins & Marie Callender's Holding Inc., the Guarantors identified therein, the Lenders identified therein and Wachovia Bank, N.A., as administrative agent